Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into this 9th day of August, 2020 (the “Effective Date”), by and between JANONE INC. (formerly known as Appliance Recycling Centers of America, Inc.), a Nevada corporation (the “Company”), and ERIC BOLLING (the “Executive”).

WHEREAS, the Company and the Executive are parties to the certain Amended and Restated Employment Agreement made effective as of September 9, 2019 (the “Employment Agreement”); and

WHEREAS, the Parties desire to amend the Employment Agreement on the terms and conditions as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Definitions.  Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Employment Agreement.

2.Amendments to Employment Agreement.  The Employment Agreement is hereby amended as follows:

a.Section 1 is hereby deleted in its entirety and replaced with the following:

“Effective upon the Effective Date, (i) Executive shall be deemed to have resigned his position as President of the Company and (ii) the Company shall engage the Executive and the Executives agrees to be engaged to provide the services described herein and separately as a member of the Company’s Board of Directors (the “Board”) until terminated pursuant to the terms of this Agreement (the “Term”); provided, however, the Executive acknowledges and agrees that it shall be in the Company’s sole discretion as to whether the Executive continues as a member of the Board of Directors following the 2020 Annual Meeting of Stockholders.  During the Term and in exchange for the consideration previously provided by the Company to the Executive and the issuance of the August 2020 Shares (as defined below), Executive shall and shall continue to (a) perform such duties and services as are reasonably identified by the Board or the Company’s Chief Executive Officer (“CEO”) in good faith related to the Opiod-Fighting Business; (b) be reasonably involved with the business affairs of the Company, including exploring new products and services, communicating with investors and potential investors, making public appearances, and building brand awareness of the Company and its development of pharmaceutical products to help fight addiction to opioids;

and (c) use his reasonable judgment, skill and energy to perform such duties and services to promote the brand, products, services and goodwill of the Company and Opiod-Fighting Business by participating in good causes and appearing in the media including internet, television, radio, and podcasts to keep the Company, its subsidiaries and their products and services related to the Opiod-Fighting Business in the public domain. Executive shall devote such reasonable business time, attention, skill, and energy to the Opiod-Fighting Business of the Company as reasonably necessary to fulfill the services set forth in this Section 1. Executive shall be entitled to be engaged by Sinclair Broadcast Group or other networks or companies to perform television engagements and Executive shall manage his time effectively between both companies in a reasonable manner. The Parties shall meet on a regular basis to discuss Company projects and Executive’s services.”

b.Section 2(a) is hereby deleted in its entirety and replaced with the following:

“The Parties acknowledge and agree that notwithstanding the Effective Date of this Amendment, Executive’s last day of receipt of Base Salary or any other cash compensation owed hereunder was Friday, August 1, 2020, and that Executive is not entitled to any further remuneration or compensation from the Company whatsoever after Friday, August 1, 2020 other than the August 2020 Shares.”

c.Sections 2(c), 2(d), 3, 4, 5, and 6(c) are each hereby deleted in their entirety and replaced with the following:

“[Intentionally left blank.]”

d.Section 2(b) is hereby deleted in its entirety and replaced with the following:

“an aggregate total of 151,607 shares of the Company’s common stock, consisting of (i) 111,607 shares which were issued on September 6, 2019, and (ii) 40,000 shares which shall be issued as of the Effective Date (the “August 2020 Shares”) following the execution and delivery of this Amendment, all of which shall be vested in full.  Executive shall make and be responsible for such appropriate filings under the Section 16 of the Securities Exchange Act of 1934, as amended, as a result of the provisions of this Section 2(b), as the same has been amended and restated.  The shares issued pursuant hereto are unrestricted other than restrictions imposed by the federal and state securities laws, including but not limited to Rule 144 promulgated under the Securities Act of 1933, as amended.”

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e.References to “employment” in the Employment Agreement shall be deleted in their entirety and replaced with “engagement”.

f.Section 13(b) is hereby deleted in its entirety and replaced with the following:

“(b)     Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by e-mail of a PDF document (with confirmation of transmission), as follows:

If to the Executive, addressed (including via e-mail) at the address (including e-mail address) then shown in the Company’s employment records, with a copy to:

Jessica T. Rosenberg

Kasowitz Benson Torres LLP

1633 Broadway

New York, New York 10019

E-mail:  jrosenberg@kasowitz.com

If to the Company at:

JanOne Inc.

325 E. Warm Springs Road

Suite 102

Las Vegas, Nevada 89119

Attn:  Michael J. Stein, Corporate Secretary

E-mail:  michael@janone.com

With a copy to:

Windels Marx Lane & Mittendorf, LLP

156 West 56th Street

New York, New York 10019

Attention:  Scott R. Matthews, Esq.

E-mail:  smatthews@windelsmarx.com

Any Party may change the address to which notices are to be sent by giving notice of such change of address to the other Party in the manner provided above for giving notice.

3.Reference to Employment Agreement.  Upon the effectiveness of this Amendment, each reference in the Employment Agreement to “this Agreement,” “hereunder,” or

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words of like import shall mean and be a reference to the Employment Agreement, as amended by this Amendment

4.Effect of Amendment.  Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Employment Agreement, which shall remain in full force and effect.

5.Effectiveness; Governing Law.  This Amendment shall be governed by and construed in accordance with, the laws of the State of Nevada, without regard to the principles thereof relating to the conflict of laws.

6.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.Miscellaneous.  This Amendment expresses the entire understanding of the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the parties.

8.Further Assurances.  Each Party agrees to take such further actions as the other shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

9.Electronic Execution and Delivery. A reproduction of this Amendment may be executed by one or more Parties hereto, and an executed copy of this Amendment may be delivered by one or more Parties hereto by electronic transmission pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party hereto, all Parties hereto agree to execute an original of this Amendment as well as any electronic or other reproduction hereof.

10.Representations. Executive hereby represents and warrants to the Company that the execution and delivery of this Amendment, and the performance of his obligations hereunder, are not in violation of, and do not and will not conflict with or constitute a default under, any of the terms and provisions of any agreement or instrument to which Executive is subject; and that this Amendment has been duly executed and delivered by Executive and is a valid and binding obligation in accordance with its terms. It is important that Executive completely understands the terms and conditions in this Amendment. Executive expressly acknowledges and represents that: (i) Executive is competent to execute this Amendment; (ii) the Company has advised Executive to consult with an attorney before signing this Amendment; and (iii) Executive is executing this Amendment voluntarily.

11.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(Remainder of this page intentionally left blank; signatures begin on the next page.)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

JANONE INC. By: _________/s/ Tony Isaac________________ Tony Isaac, Chief Executive Officer
____/s/ Eric Bolling_______________________ Eric Bolling